UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 11, 2005

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 11, 2005, Oscient Pharmaceuticals Corp. (“Oscient”) entered into a Co-Promotion Agreement (the “Agreement”) with Auxilium Pharmaceuticals, Inc. (“Auxilium”) providing for the co-promotion by Auxilium and Oscient of Auxilium’s marketed product, Testim®, in the United States. Testim is a proprietary, topical 1% testosterone gel indicated for the treatment of hypogonadism. Pursuant to the Agreement, Oscient will promote Testim to primary care physicians in the United States using its 250-person sales force, and the two companies will share profits from Testim sales generated by primary care physicians above an agreed upon sales threshold.

Term

The effective date of the agreement is April 11, 2005 and the initial term of the Agreement ends on April 30, 2007. Oscient may extend the Agreement for two consecutive two-year periods, for a cumulative total of up to six years, provided that certain milestones for each extension have been met by Oscient. The milestones include the performance of a minimum number of physician details and achievement of specified Testim primary care sales levels and market share objectives.

If the milestones for each extension period are satisfied and Oscient does not elect to terminate the Agreement, the first extension period will commence effective January 1, 2007 and end on December 31, 2008 and the second extension period will commence effective January 1, 2009 and ends on April 30, 2011.

Co-Promotion

During the term of the Agreement, Oscient will have the exclusive right to promote Testim jointly with Auxilium to primary care physicians in the United States. Oscient is obligated to commence co-promotion of Testim by May 9, 2005. Both Auxilium and Oscient must employ a minimum number of professional sales representatives and each respective sales force must execute a prescribed number of annual calls to primary care physicians. Auxilium retains the exclusive right to promote Testim to specialists, which include urologists, endocrinologists and certain HIV-treating physicians. The Agreement requires that Auxilium achieve a specified minimum number of annual calls to these specialists.

Auxilium and Oscient will jointly develop a promotion plan which sets forth the responsibilities of both parties with respect to the marketing and promotion of Testim in the primary care physician market in the United States. The budget for the promotion plan will be determined jointly by Auxilium and Oscient on an annual basis and each party will share equally in the expenses. In addition, each party will be responsible for all costs associated with its respective sales force. The parties currently estimate that the projected budget for marketing and promotion of Testim in the primary care physician market in the United States will be approximately $10.5 million in 2005 and approximately $13.0 million in 2006. Oscient expects this transaction to increase net loss for 2005 by approximately $2-3 million. Thereafter the transaction is expected to have a positive impact on the Company’s net income (loss).

Under the terms of the Agreement, Auxilium will book all sales of Testim and will be responsible for the regulatory and drug safety oversight, manufacturing, supply, distribution and pricing of Testim.

Co-Promotion Fee

There are no up-front payments by either party associated with the Agreement. During the term of the Agreement, Auxilium will compensate Oscient for its co-promotion services by paying Oscient a specified percentage of the gross profit from Testim sales attributable to primary care physicians in the United States generated by the combined sales force that exceed specified sales thresholds. Such percentage is based upon Testim sales levels attributable to primary care physicians in the United States generated by the combined sales force and the marketing expenses incurred by Oscient in connection with the promotion of Testim under the Agreement.

In the event the milestones for each extension period are achieved and Oscient does not elect to terminate the Agreement, during the two years following the expiration of the second extension period, Auxilium will pay Oscient a specified percentage of the sum of the profit sharing payments made to Oscient during the one-year period ending March 31, 2011.

Termination

The Agreement may be terminated by either party upon the occurrence of certain termination events. Each party has the right to terminate the Agreement in the event of a material breach of the terms of the Agreement by the other party. Each party also has the right to terminate the Agreement if a generic form of Testim is approved and sold in the United States, in which case Auxilium is obligated to pay to Oscient a specified percentage of the profits for the following two years. Additionally, Oscient has the right to terminate the Agreement in the event Testim is withdrawn from the market, Auxilium loses its rights to market Testim or if there is an interruption in supply of Testim. Auxilium also has a right to terminate the Agreement in the event Oscient fails to perform the minimum number of required sales calls on primary care physicians.

Option to Co-Promote Other Products for Treatment of Hypogonadism

The Agreement provides that Oscient shall have an exclusive option to co-promote Auxilium’s androgen replacement film product candidate for the treatment of hypogonadism and any other product owned by or licensed to Auxilium that is indicated for the treatment of hypogonadism and contains testosterone as the active ingredient. The terms and conditions of any such future agreement will be negotiated in good faith by the parties at the time the option is exercised.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. The Company will file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005. All readers are encouraged to read the entire text of the Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.oscient.com under the heading “Investor Relations – SEC Filings.”

Forward-Looking Statements

This Report may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon the successful commercialization of FACTIVE®

tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully commercialize FACTIVE tablets. Our business will also be dependent upon the successful co-promotion of Testim® 1% testosterone gel. A number of factors could negatively affect our sales of these products, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are described under the heading “Risk Factors” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on April 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Stephen Cohen
	Name:	Stephen Cohen
	Title:	Senior Vice President and Chief Financial Officer

Date: April 13, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on April 13, 2005.